Exhibit 99.1

Escalade Announces Acquisition of AllCornhole, a Leading Brand, in the Fast-Growing Cornhole Market

EVANSVILLE, Ind., Dec. 16, 2025 /PRNewswire/ -- Escalade, Inc. (NASDAQ: ESCA), a leader in sporting goods and indoor/outdoor recreation equipment, today announced the acquisition of the AllCornhole assets. Founded in 2013, AllCornhole is a leading supplier of cornhole bags and equipment for competitive cornhole and a pioneer of tournament-quality cornhole bags for competitive play.

Having participated in the cornhole market for over a decade, Escalade recognizes the strength of the AllCornhole brand and its strong connection to cornhole enthusiasts. The acquisition presents a significant opportunity to further expand Escalade's presence in the tournament-level cornhole market. AllCornhole complements Escalade's Victory Tailgate brand and partnership with American Cornhole League (ACL) and enables the company to provide cornhole equipment for players at every level—from beginners and backyard enthusiasts to top-tier professionals.

"This strategic acquisition provides a platform for continued growth as the game evolves from a casual backyard pastime into a nationally recognized sport. Today, professional cornhole athletes compete for millions of dollars in prize money on major television networks, a transformation driven by the ACL. We look forward to participating in that continued growth through the addition of AllCornhole to our portfolio," said Ben Tremont, President of Escalade Sports Group.

“The ACL is excited to see two trusted leaders in cornhole come together. Escalade’s acquisition of AllCornhole strengthens the ecosystem that supports our athletes, event partners, and fans,” commented Stacey Moore, Commissioner and Founder of the ACL. “As the sport continues its rapid growth, this exciting combination ensures players at every level have access to high-quality equipment that elevates the game."

AllCornhole will join Escalade's Rec Sports portfolio, which is led by Nick Martin, General Manager of Escalade Rec Sports.

"This is an exciting new chapter with AllCornhole joining our family. We are realizing our strategic goal of providing a complete and market-leading range of cornhole products to better serve our retailers and consumers. By leveraging AllCornhole’s brand heritage and advanced product technologies, Escalade aims to accelerate the growth of cornhole and elevate the experience for players everywhere," said Nick Martin.

ABOUT ESCALADE

Founded in 1922, and headquartered in Evansville, Indiana, Escalade designs, manufactures, and sells archery, sporting goods, fitness, and indoor/outdoor recreation equipment. Our mission is to connect family and friends, create lasting memories, and play life to the fullest. Leaders in our respective categories, Escalade's distinct and acclaimed brands include Goalrilla™ in-ground basketball hoops; STIGA® tennis tables and accessories; Bear® Archery and archery equipment; Brunswick Billiards® tables and accessories; Accudart® darting; ONIX® pickleball; Lifeline® fitness products; and RAVE Sports® water recreation products. Escalade's products are available online and through leading retailers nationwide. For more information about Escalade's diverse and prominent brand portfolio, history, financials, and governance, please visit www.escaladeinc.com.

ABOUT THE AMERICAN CORNHOLE LEAGUE

The American Cornhole League is the worldwide governing body for professional, competitive, and recreational cornhole. The ACL provides the premier cornhole engagement experience by setting the standards for cornhole technology, media, and equipment. For more information on the ACL, visit www.theACL.com. Anyone can play, anyone can win!

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to, Escalade's ability to successfully achieve the anticipated results of strategic acquisitions, including the integration of the operations of acquired assets and businesses, the impact of competitive products and pricing, product demand and market acceptance, and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

INVESTOR RELATIONS CONTACTS

Escalade Contact:

Wesley Smith

Vice President, Financial Reporting & Investor Relations

Phone: 812-467-1334

Email: ir@escaladeinc.com

SOURCE Escalade, Incorporated